As filed with the Securities and Exchange Commission on April 5, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)
Delaware	11-3516358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI	48335
(Address of principal executive offices)	(Zip code)

Ocuphire Pharma, Inc. 2020 Equity Incentive Plan
(Full title of the plan)
Mina Sooch President and Chief Executive Officer Ocuphire Pharma, Inc. 37000 Grand River Avenue, Suite 120 Farmington Hills, MI 48335 (248) 681-9815
(Name, address, and telephone number, including area code, of agent for service)
Copy to:
Phillip D. Torrence, Esq.
Emily J. Johns, Esq.
Honigman LLP
650 Trade Center Way, Suite 200
Kalamazoo, Michigan 49002-0402
(269) 337-7700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☐
Non-accelerated filer ☒ Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Ocuphire Pharma, Inc. (the “Company” or “Registrant” for the purpose of registering an additional 942,291 shares of Common Stock issuable pursuant to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan (the “Equity Incentive Plan”).

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Company on Form S-8 relating to the Equity Incentive Plan is effective, and the Company’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2020 (File No. 333-249978) and March 31, 2021 (File No. 333-254923) registering shares of Common Stock issuable under the Equity Incentive Plan are incorporated by reference in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K filed on March 24, 2022;

(b)	the Registrant’s Current Reports on Form 8-K filed on January 31, 2022 and March 29, 2022; and

(c)
the description of the Company’s Common Stock contained in the Company’s Form 8-A (File No. 001-34079), as filed with the Commission pursuant to Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 23, 2008.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Notwithstanding anything herein, the Registrant is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.

Any statement herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Appendix G to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2005)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 5, 2017)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 30, 2018)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 12, 2019).

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on November 6, 2020)

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 6, 2020)

4.7	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed on November 6, 2020)

4.8	Ocuphire Pharma, Inc. 2020 Equity Incentive Plan (incorporated by reference to Annex D to the Company’s Registration Statement on Form S-4, filed on September 30, 2020)

5.1	Opinion of Honigman LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Honigman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included after the signature of the Registrant contained on Signature Page of this Registration Statement)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in City of Farmington Hills, State of Michigan, on April 5, 2022.

OCUPHIRE PHARMA, INC.

By:	/s/ Mina Sooch
	Name:	Mina Sooch
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mina Sooch, Bernhard Hoffmann and Amy Rabourn as his or her true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Ocuphire Pharma, Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Mina Sooch
Mina Sooch	President, Chief Executive Officer & Director (Principal Executive Officer)	April 5, 2022

/s/ Amy Rabourn
Amy Rabourn	Vice President of Finance (Principal Financial and Accounting Officer)	April 5, 2022

/s/ Sean Ainsworth
Sean Ainsworth	Director	April 5, 2022

/s/ James S. Manuso
James S. Manuso	Director	April 5, 2022

/s/ Cam Gallagher
Cam Gallagher	Director	April 5, 2022

/s/ Jay Pepose
Jay Pepose	Director	April 5, 2022

/s/ Richard J. Rodgers
Richard J. Rodgers	Director	April 5, 2022

/s/ Susan K. Benton
Susan K. Benton	Director	April 5, 2022